UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 21, 2019

Dorman Products, Inc.

(Exact name of Registrant as Specified in Charter)

Pennsylvania	000-18914	23-2078856
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 East Walnut Street, Colmar, Pennsylvania 18915

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (215) 997-1800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.     Results of Operation and Financial Condition.

The information being furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act except as shall be expressly set forth by specific reference in such filing.

On February 25, 2019, Dorman Products, Inc. (the “Company”) issued a press release announcing its operating results for the fourth quarter and year ended December 29, 2018. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Certain statements in this document constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995, including statements related to the Company’s future growth rates. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, competition in the automotive aftermarket industry, concentration of the Company’s sales and accounts receivable among a small number of customers, the impact of consolidation in the automotive aftermarket industry, foreign currency fluctuations, the ability to successfully identify, complete, and integrate acquisitions, imposition of new taxes, duties or tariffs, and other risks detailed in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended December 30, 2017. You should not place undue reliance on forward-looking statements. Such statements speak only as to the date on which they are made. The Company is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this document if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 21, 2019, the Compensation Committee of the Board of Directors of the Company approved grants of long-term equity incentive awards to the Company’s executive officers to be effective as of March 6, 2019, the seventh trading day following the date of the Company’s release of year-end financial results. The approved grants include two awards of time-based restricted stock (“2019 CEO RS Award Grants”) to Kevin Olsen, the Company’s President and Chief Executive Officer, which contain accelerated vesting provisions. The first award, issued pursuant to Mr. Olsen’s employment agreement with the Company, has an aggregate value of $500,000 and will vest in equal installments on each of the 3rd, 4th and 5th annual anniversaries of the grant date. The second award, issued as part of Mr. Olsen’s annual equity grant, has an aggregate value of $112,500 and will vest 25% per year, beginning on the first anniversary of the grant date. The number of shares to be issued pursuant to each award will be determined by dividing the aggregate value of each award by the fair market value of the Company’s common stock on the grant date, March 6, 2019. The terms of the 2019 CEO RS Award Grants mirror the form of restricted stock award agreement previously approved by the Compensation Committee on May 10, 2018, except that the 2019 CEO RS Award Grants provide that (i) should Mr. Olsen be terminated by the Company without cause; or (ii) should Mr. Olsen terminate his employment for good reason, all unvested restricted stock will become 100% vested as of the date of termination. The form of award agreement, also approved by the Compensation Committee on February 21, 2019, to be utilized in connection with the 2019 CEO RS Award Grants (the “2019 CEO RS Award Agreement”) is filed herewith.

The foregoing is only a summary of certain terms and conditions of the 2019 CEO RS Award Agreement and is qualified in its entirety by reference to such form, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Form of 2019 Chief Executive Officer Restricted Stock Award Agreement under the Dorman Products, Inc. 2018 Stock Option and Stock Incentive Plan

99.1	Press Release dated February 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date: February 25, 2019	By:	/s/ Michael P. Ginnetti
		Name:	Michael P. Ginnetti
		Title:	Interim Chief Financial Officer